Exhibit 99.1

EDITORIAL CONTACT:                                INVESTOR CONTACT:
Document Sciences Corporation                     Document Sciences Corporation
Todd Schmidt  760-602-1597                        Leslie Weller  760-602-1524
tschmidt@docscience.com                           lweller@docscience.com

                DOCUMENT SCIENCES ANNOUNCES RECORD ANNUAL RESULTS
                      FULL YEAR REVENUE UP BY 28% OVER 2004

CARLSBAD, CA - March 30, 2006 - Document Sciences Corporation (NASDAQ: DOCX - news) today reported revenues of $29.6 million for the year ended December 31, 2005, a record for the company and an increase of 28% from the restated revenues of $23.0 million for the year ended December 31, 2004. Net income for the year ended December 31, 2005, was $19,255 compared with restated net income of $598,280 for the year ended December 31, 2004. Net income per share for the year ended December 31, 2005, was $0.00 based on 5,333,868 diluted shares outstanding, compared with restated net income per share of $0.13, based on 4,729,373 diluted shares outstanding for the year ended December 31, 2004.

For the quarter ended December 31, 2005, revenues were $8.0 million, compared with restated revenues of $6.4 million for the same quarter in 2004, representing an increase of 25%. For the three months ending December 31, 2005, the company reported net income of $345,486, or $0.06 per share based on 5,459,680 diluted shares outstanding, compared with restated net income of $249,509, or $0.05 per share based on 5,050,565 diluted shares outstanding, for the three months ending December 31, 2004.

The results for fiscal 2005 reflect the Company's decision to revise its policy on the timing of revenue recognition for annually renewable term license agreements and professional services bundled with these agreements. In accordance with the revised policy, fiscal 2004's results have been restated.

Jack McGannon, Document Sciences' President and CEO, stated that "we are certainly pleased with the results for the full year since we are focused on moving the company to a growth model. Growth was especially strong in Professional Services, where revenues were up by more than 100% over last year to nearly $10 million. License revenue, which consists of fees for the use of our products as well as annual renewal license and support fees, grew by 8% to nearly $20 million. Growth has come as we transition from Autograph to our current generation xPression technology." McGannon added, "Importantly, cash growth was also very strong. Our cash balance of $7.9 million at December 31, 2005 represented an increase of $1.1 million from the $6.8 million balance at December 31, 2004."

McGannon further stated, "We were also able to achieve profitability this past year, even as we have recorded substantial non-cash expenses and have grown our workforce considerably. Total depreciation and amortization expense for the full year was $1.8 million, while we capitalized no software development costs during the year. During 2004, the company capitalized $1.9 million of software development costs. Expenses were up significantly over last year, particularly in the area of Professional Services, where we have invested to add substantial headcount to support our increased current and anticipated future project load."

ABOUT DOCUMENT SCIENCES

Document Sciences Corporation delivers real-time, dynamic content publishing solutions that content-driven organizations depend on to realize productivity benefits, cut costs and increase competitiveness. Over 600 customers and partners worldwide use Document Sciences products in insurance, banking and financial services, managed-care, telecommunications, utilities and commercial print service bureaus. Customers include more than 60 Fortune 500 companies. Based in Carlsbad, Calif., with operations in Beijing, China and offices across the U.S. and in London, Document Sciences also markets its products in Australia, Canada, New Zealand, Latin America and Asia. For more information about Document Sciences Corporation visit www.docscience.com.

This press release may contain "forward-looking" statements about possible or assumed future results of our financial condition, operations, plans, objectives and performance. You can identify these statements by the fact they use words such as "believe," "expect," "anticipate," "estimate," "project," "intend," "plan" or similar expressions. Many possible events or factors could affect our future financial results and performance. This could cause our results or performance to differ materially from those expressed in these forward-looking statements. Some of these events or factors include the following: (i) national, international, regional and local economic, competitive and regulatory conditions and developments; (ii) the market for dynamic content publishing software; (iii) market acceptance of enhancements to our existing products and introduction of new products; (iv) continued profitability of our professional services; (v) maintaining our relationships with Xerox Corporation and our other distribution partners and/or other risks detailed from time-to-time in our SEC reports, including the report on Form 10-K for the fiscal year ended December 31, 2004. We do not undertake, and specifically disclaim, any obligation to update forward-looking statements.

                          DOCUMENT SCIENCES CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                    DECEMBER 31,    DECEMBER 31,
                                                       2005             2004
                                                    ------------    ------------
                                                                     (Restated)
ASSETS
Current assets:
    Cash and cash equivalents                       $  6,692,642    $  5,193,440
    Short-term investments                             1,179,851       1,530,523
    Accounts receivable, net                           7,564,929       7,601,485
    Other current assets                               1,666,382       1,358,051
                                                    ------------    ------------
       Total current assets                           17,103,804      15,683,499
Property and equipment, net                              788,567         511,318
Software development costs, net                        1,698,394       3,247,194
Goodwill, net                                          4,495,192       4,495,192
Other assets                                                  --          57,536
                                                    ------------    ------------
       Total assets                                 $ 24,085,957    $ 23,994,739
                                                    ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                $    160,160    $    137,886
    Accrued compensation                               1,719,869       1,456,261
    Other accrued liabilities                            445,659         649,525
    Deferred revenue                                  14,861,856      15,325,385
                                                    ------------    ------------
       Total current liabilities                      17,187,544      17,569,057

Obligations under capital leases                          27,521          48,342

STOCKHOLDERS' EQUITY
    Common stock, $.001 par value                          4,315           4,205
    Treasury stock                                      (344,858)       (440,930)
    Additional paid-in capital                        13,258,962      12,943,243
    Accumulated comprehensive loss                            18         (68,276)
    Retained deficit                                  (6,047,545)     (6,060,902)
                                                    ------------    ------------
       Total stockholders' equity                      6,870,892       6,377,340
                                                    ------------    ------------
       Total liabilities and stockholders' equity   $ 24,085,957    $ 23,994,739
                                                    ============    ============

                          DOCUMENT SCIENCES CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                               THREE MONTHS ENDED              FISCAL YEAR ENDED
                                                  DECEMBER 31,                    DECEMBER 31,
                                          ---------------------------    ----------------------------
                                              2005           2004            2005            2004
                                          ------------   ------------    ------------    ------------
                                                          (Restated)                      (Restated)
Revenues:
   License fees                           $  5,217,410   $  4,786,604    $ 19,926,392    $ 18,534,418
   Services and other                        2,799,988      1,644,446       9,647,452       4,503,807
                                          ------------   ------------    ------------    ------------
     Total revenues                          8,017,398      6,431,050      29,573,844      23,038,225
Cost of revenues:
   License fees                              1,107,435        964,443       4,425,290       3,465,775
   Services and other                        2,461,945      1,113,852       8,029,637       3,487,192
                                          ------------   ------------    ------------    ------------
     Total cost of revenues                  3,569,380      2,078,295      12,454,927       6,952,967
                                          ------------   ------------    ------------    ------------
Gross margin                                 4,448,018      4,352,755      17,118,917      16,085,258
Operating expenses:
   Research and development                  1,108,324      1,098,519       5,419,808       3,887,951
   Selling and marketing                     1,959,713      2,104,868       8,221,788       8,284,689
   General and administrative                1,051,147        856,642       3,624,037       3,307,035
                                          ------------   ------------    ------------    ------------
     Total operating expenses                4,119,184      4,060,029      17,265,633      15,479,675
                                          ------------   ------------    ------------    ------------
Income (loss) from operations                  328,834        292,726        (146,716)        605,583
   Interest and other income, net               36,071        (37,592)        204,930          17,445
                                          ------------   ------------    ------------    ------------
Income before income taxes                     364,905        255,134          58,214         623,028
   Provision for income taxes                   19,419          5,625          38,959          24,748
                                          ------------   ------------    ------------    ------------
Net income                                $    345,486   $    249,509    $     19,255    $    598,280
                                          ============   ============    ============    ============
Net income per share - basic              $       0.08   $       0.06    $       0.00    $       0.17
                                          ============   ============    ============    ============
Weighted average shares used in basic
calculation                                  4,205,337      4,038,311       4,147,622       3,624,362
                                          ============   ============    ============    ============
Net income per share - diluted            $       0.06   $       0.05    $       0.00    $       0.13
                                          ============   ============    ============    ============
Weighted average shares used in diluted
calculation                                  5,459,680      5,050,565       5,333,868       4,729,373
                                          ============   ============    ============    ============